AmTrust Financial Services, Inc. Reports Significant Business Momentum for First Quarter 2014 with Operating Earnings(1) Per Diluted Share Rising 67% to $1.24 and Net Income of $1.27 Per Diluted Share
Book Value Per Common Share of $19.48, Up 9.1% Since December 31, 2013
Financial Highlights
First Quarter 2014

•	Gross written premium of $1.67 billion, up 76.5%, and net earned premium of $829.1 million, up 103.2% from the first quarter 2013

•	Operating diluted EPS(1) of $1.24 ($0.02 attributable to gain on life settlements) compared to $0.74 ($0.01 attributable to loss on life settlements) in the first quarter 2013

•	Annualized operating return on common equity(1) of 27.8% and annualized return on common equity of 28.5%

•	Service and fee income of $91.0 million, up 50.3% from the first quarter 2013

•	Operating earnings(1) of $97.4 million compared to $57.2 million from the first quarter 2013

•	Net income attributable to common stockholders of $99.9 million compared to $83.9 million in the first quarter 2013

•	Diluted EPS of $1.27 compared with $1.08 in the first quarter 2013

•	Combined ratio of 89.9% compared to 91.3% in the first quarter 2013

•	Book value per common share of $19.48, up from $17.85 at December 31, 2013

•	AmTrust's stockholders' equity was $1.58 billion as of March 31, 2014

NEW YORK, May 1, 2014 (GLOBE NEWSWIRE) -- AmTrust Financial Services, Inc. (Nasdaq:AFSI) ("the Company") today announced significant business momentum for the first quarter ended March 31, 2014. The Company's performance continues the strong results AmTrust achieved for the 2013 fourth quarter and full year.
For the first quarter 2014, operating earnings(1) were $97.4 million, or $1.24 per diluted share, an increase of 70.4%, compared to $57.2 million, or $0.74 per diluted share, in the first quarter of 2013. First quarter 2014 net income attributable to common stockholders grew to $99.9 million, or $1.27 per diluted share, an increase of 19.0% from $83.9 million, or $1.08 per diluted share, in the first quarter 2013. First quarter 2014 annualized operating return on common equity(1) increased to 27.8% from 19.6% in the first quarter 2013. First quarter 2014 annualized return on common equity was 28.5% compared to 28.7% in the first quarter 2013.
"Our significant return on shareholders' equity and profit growth in the first quarter is the result of a long term strategy of leveraging the Company's unique capabilities and disciplined growth of the business," commented Barry Zyskind, President and CEO. "Improving market conditions will create even more opportunities to build shareholders' value."
First Quarter 2014 Results
Total revenue was $954.0 million, an increase of $450.1 million, or 89.3%, from $503.9 million in the first quarter 2013. Gross written premium was $1.67 billion, an increase of $722.3 million, or 76.5%, from $943.9 million in the same period a year ago. The cut-through reinsurance agreement with Tower International Group, Ltd. contributed approximately $268.0 million to gross written premium. Net written premium of $1.13 billion rose $598.2 million, or 112.4%, from $532.1 million in the first quarter 2013. Net earned premium of $829.1 million increased $421.1 million, or 103.2%, from $408.0 million in the first quarter 2013. The combined ratio was 89.9% compared to 91.3% in first quarter 2013.

Total service and fee income of $91.0 million increased $30.4 million, or 50.3%, from $60.5 million in first quarter of 2013 and included $12.2 million from related parties in the first quarter 2014 compared with $10.5 million in the first quarter 2013.
Investment income, excluding net realized gains and losses, totaled $28.5 million, an increase of 57.7% from $18.1 million in the first quarter of 2013. In addition, first quarter 2014 results included net realized investment gains of $5.4 million, or $3.5 million after-tax, on certain fixed income and equity investments compared with net realized gains of $17.3 million, or $11.2 million after-tax, in the first quarter of 2013.
The Company's net gain on life settlements including non-controlling interest was $2.8 million in the first quarter of 2014 compared to a net loss of $1.1 million in the first quarter of 2013. Operating earnings(1) included a gain on life settlement contracts of $1.5 million or $0.02 per diluted share, net of non-controlling interest, in the first quarter of 2014 compared to a loss $0.6 million or $(0.01) per diluted share, net of non-controlling interest, in the first quarter of 2013.
Loss and loss adjustment expense totaled $558.6 million in the first quarter 2014, compared to $272.3 million in the first quarter 2013 and resulted in a loss ratio of 67.4% compared with 66.7% for the first quarter 2013.
Acquisition costs and other underwriting expense of $186.6 million increased $86.3 million from $100.3 million for the first quarter 2013. The expense ratio was 22.5%, down from 24.6% in the first quarter 2013. Ceding commissions (5), primarily related to the reinsurance agreements with Maiden Holdings, Ltd. ("Maiden"), totaled $88.1 million, up 37.8% from $64.0 million in the first quarter 2013. During the three months ended March 31, 2014, AmTrust ceded $408.6 million of gross written premium and $312.7 million of earned premium to Maiden compared to $305.8 million of gross written premium and $227.7 million of earned premium ceded in the first quarter 2013.
Other expense of $87.6 million increased $35.4 million from $52.2 million in the first quarter 2014.
Total assets of approximately $12.2 billion increased $920.0 million, or 8.2%, from $11.3 billion at December 31, 2013. Total cash, cash equivalents and investments of $4.9 billion increased $299.3 million, or 6.5%, from $4.6 billion as of December 31, 2013. AmTrust's stockholder's equity of $1.58 billion increased 9.8% from $1.44 billion at December 31, 2013.
As of March 31, 2014, the Company's long-term debt-to-capitalization ratio was 26.2% compared with 28.0% as of December 31, 2013. During the three months ended March 31, 2014, the Board of Directors declared cash dividends totaling $0.20 per share on its common stock and $0.422 on its preferred stock.
(1) References to operating earnings, operating diluted EPS, and operating return on equity are Non-GAAP financial measures defined by the Company as net income attributable to common stockholders, diluted earnings per share and return on equity, in each case excluding after-tax net realized investment gain or (loss) on securities, non-cash amortization of intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency translation gain or loss, gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax. Please see the Non-GAAP Financial Measures table at the end of this release for important information about the use of these Non-GAAP measures and their reconciliation to GAAP.

Conference Call:
On May 1, 2014 at 10:00 AM ET, CEO Barry Zyskind and CFO Ron Pipoly will review these results and discuss business conditions via a conference call and webcast that may be accessed as follows:
Toll-Free Dial-in:   877.755.7421
Toll Dial-in (Outside the U.S):   973.200.3087
Webcast registration: http://ir.amtrustgroup.com/events.cfm
A replay of the conference call will be available at approximately 1:00 PM ET Thursday, May 1, 2014 through May 8, 2014 at 11:59 PM ET. To listen to the replay, please dial 855.859.2056 (within the U.S.) or 404.537.3406 (outside the U.S.) and enter replay passcode 27745095, or access http://ir.amtrustgroup.com/events.cfm.

About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile and general liability, extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 855.327.2223.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., National General Holding Corp., or third party agencies and warranty administrators, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

AFSI-F

CONTACT:	AmTrust Financial Services, Inc.

Investor Relations
Elizabeth Malone CFA
beth.malone@amtrustgroup.com
646.458.7924

Media Contact
Kekst & Company
Andrea Calise
andrea-calise@kekst.com
212.521.4845

Ross Lovern
ross-lovern@kekst.com
212.521.4876

AmTrust Financial Services, Inc.
Income Statement
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Gross written premium	$1,666,196	$943,922

Net written premium	$1,130,281	$532,106
Change in unearned premium	(301,230)	(124,112)
Net earned premium	829,051	407,994

Service and fee income	90,958	60,513
Investment income, net	28,527	18,095
Net realized gain	5,439	17,284
Other revenue (5)	124,924	95,892
Total revenue (5)	953,975	503,886
Loss and loss adjustment expense	558,570	272,256
Acquisition costs and other underwriting expense (5)	186,609	100,285
Other expense (5)	87,591	52,152
Total expense (5)	832,770	424,693
Income before other, provision for income taxes, equity in earnings of unconsolidated subsidiaries and non-controlling interest	121,205	79,193
Other income (expense):
Interest expense	(11,497)	(7,361)
Net gain (loss) on life settlement contracts net of profit commission	2,800	(1,076)
Foreign currency (loss) gain	(1,852)	1,272
Gain on acquisition (5)	—	25,532
Total other (expense) income	(10,549)	18,367
Income before provision for income taxes, equity in earnings of unconsolidated subsidiaries and non-controlling interest	110,656	97,560
Provision for income taxes (5)	27,444	16,109
Equity in earnings of unconsolidated subsidiaries (related party)	18,516	1,550
Net income	101,728	83,001
Non-controlling interest	64	877
Net income attributable to AmTrust stockholders	$101,792	$83,878
Dividends on preference shares	(1,941)	—
Net income attributable to AmTrust common stockholders	$99,851	$83,878
Operating earnings attributable to AmTrust common stockholders (1)	$97,420	$57,160

AmTrust Financial Services, Inc. Income Statement (in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Earnings per common share:
Basic earnings per share	$1.34	$1.13
Diluted earnings per share	$1.27	$1.08
Operating diluted earnings per share (2)	$1.24	$0.74
Weighted average number of basic shares outstanding	74,547	73,811
Weighted average number of diluted shares outstanding	78,444	77,325
Combined ratio	89.9%	91.3%
Return on equity	28.5%	28.7%
Operating return on equity (3)	27.8%	19.6%
Reconciliation of net realized gain(loss):
Other-than-temporary investment impairments	$(1,643)	$—
Impairments recognized in other comprehensive income	—	—
	(1,643)	—
Net realized gains on sale of investments	7,082	17,284
Net realized gains	$5,439	$17,284

AmTrust Financial Services, Inc.
Balance Sheet Highlights
(in thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
Cash, cash equivalents and investments	$4,887,044	$4,587,770
Premium receivables	1,885,722	1,593,975
Goodwill and intangible assets	693,036	665,393
Loss and loss expense reserves	4,749,551	4,368,234
Unearned premium	3,167,944	2,680,982
Trust preferred securities	123,714	123,714
Convertible senior notes	165,006	164,218
Senior notes	250,000	250,000
Preferred shares	115,000	115,000
AmTrust's stockholders' equity	1,582,513	1,441,005
Book value per common share	$19.48	$17.85

AmTrust Financial Services, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of net income attributable to AmTrust common stockholders to operating earnings:
Net income attributable to AmTrust common stockholders	$99,851	$83,878
Less: Net realized gains net of tax	3,535	11,235
Non cash amortization of intangible assets	(8,303)	(4,979)
Non cash interest on convertible senior notes net of tax	(512)	(470)
Foreign currency transaction (loss) gain	(1,852)	1,272
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	9,563	—
Acquisition gain net of tax	—	19,660
Operating earnings attributable to AmTrust common stockholders (1)	$97,420	$57,160
Reconciliation of diluted earnings per share to diluted operating earnings per share:
Diluted earnings per share	$1.27	$1.08
Less: Net realized gain net of tax	0.04	0.14
Non cash amortization of intangible assets	(0.10)	(0.06)
Non cash interest on convertible senior notes net of tax	(0.01)	(0.01)
Foreign currency transaction (loss) gain	(0.02)	0.02
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	0.12	—
Acquisition gain net of tax	—	0.25
Operating diluted earnings per share (2)	$1.24	$0.74
Reconciliation of return on common equity to operating return on common equity:
Return on common equity	28.5%	28.7%
Less: Net realized gain net of tax	1.0%	4.0%
Non cash amortization of intangible assets	(2.4)%	(2.0)%
Non cash interest on convertible senior notes net of tax	(0.1)%	—%
Foreign currency transaction (loss) gain	(0.5)%	—%
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	2.7%	—%
Acquisition gain net of tax	—%	7.1%
Operating return on common equity (3)	27.8%	19.6%

(1)
Operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency translation gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax and should not be considered an alternative to net income. The Company believes operating earnings are a more relevant measure of the Company's profitability because operating earnings contain the components of net income upon which the Company's management has the most influence and excludes factors outside management's direct control and non-recurring items. The Company's measure of operating earnings may not be comparable to similarly titled measures used by other companies.

(2)
Diluted operating earnings per share is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency translation gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax divided by the weighted average diluted shares outstanding for the period and should not be considered an alternative to diluted earnings per share. The Company believes that diluted earnings per share provides investors with a valuable measure of the Company's operating performance for the same reasons that the underlying measure, operating earnings, is considered a better measure of operating performance. The Company's measure of diluted operating earnings per share may not be comparable to similarly titled measures used by other companies.

(3)
Operating return on equity is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency translation gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax divided by the average shareholders' equity for the period and should not be considered an alternative to return on equity. The Company believes that operating return on equity provides investors with a valuable measure of the Company's operating performance for the same reasons that the underlying measure, operating earnings, is considered a better measure of operating performance. The Company's measure of operating return on equity may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2014	2013
Reconciliation of net income attributable to AmTrust common stockholders to income from operations(4):
Net income attributable to AmTrust common stockholders	$99,851	$83,878
Less: Net realized gains net of tax	3,535	11,235
Non cash amortization of intangible assets	(8,303)	(4,979)
Non cash interest on convertible senior notes net of tax	(512)	(470)
Foreign currency transaction (loss) gain	(1,852)	1,272
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	9,563	—
Acquisition gain net of tax	—	19,660
Preferred dividend	(1,941)	—
Income from operations (4)	$99,361	$57,160

(4)
Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency translation gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax, acquisition gain, net of tax and preferred dividends and should not be considered as an alternative to net income. The Company believes income from operations is a more relevant measure of the Company's profitability because income from operations contains the components of net income upon which the Company's management has the most influence and excludes factors outside management's direct control and non-recurring items. The Company's measure of income from operations may not be comparable to similarly titled measures used by other companies.

(5)
During the three months ended December 31, 2013, the Company began netting ceding commission with acquisition costs and other underwriting expenses. In the three months ended March 31, 2013, ceding commission earned was presented as a component of revenue. The amount, previously classified in revenue and now included in acquisition costs and other underwriting expense, was $63,958 for the three months ended March 31, 2013. Additionally, the Company reclassified certain amounts related to its Luxembourg reinsurance companies to reflect the reduction of its deferred tax liability related to its utilization of equalization reserves as a reduction of provision for income taxes rather than a reduction of acquisition costs and other underwriting expenses. The reclassified amounts involved increased acquisition costs and other underwriting expenses by $7,423 and reduced provision for income taxes by the same amount for the three months ended March 31, 2013. The impact of the aforementioned reclassifications had no impact on net income for the three months ended March 31, 2013. These reclassifications increased our combined ratio to 91.3% for the three months ended March 31, 2013 from 89.5% as previously reported. The Company also recorded a retrospective gain on acquisition of $25,532 related to the acquisition of Car Care, which resulted in an increase in net income of $19,660 for the three months ended March 31, 2013.

AmTrust Financial Services, Inc.
Segment Information
(in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Gross written premium
Small Commercial Business	$938,927	$375,849
Specialty Risk and Extended Warranty	447,203	328,329
Specialty Program	280,066	209,092
Personal Lines Reinsurance - run off	—	30,652
	$1,666,196	$943,922
Net written premium
Small Commercial Business	$650,716	$173,740
Specialty Risk and Extended Warranty	281,115	184,442
Specialty Program	198,450	143,272
Personal Lines Reinsurance - run off	—	30,652
	$1,130,281	$532,106
Net earned premium
Small Commercial Business	$380,404	$126,600
Specialty Risk and Extended Warranty	271,515	141,154
Specialty Program	170,840	111,478
Personal Lines Reinsurance - run off	6,292	28,762
	$829,051	$407,994
Loss Ratio:
Small Commercial Business	67.1%	66.6%
Specialty Risk and Extended Warranty	67.4%	65.9%
Specialty Program	68.0%	67.8%
Personal Lines Reinsurance - run off	66.2%	67.5%
Total	67.4%	66.7%
Expense Ratio:
Small Commercial Business	23.1%	25.0%
Specialty Risk and Extended Warranty	19.5%	22.2%
Specialty Program	25.7%	25.6%
Personal Lines Reinsurance - run off	29.1%	30.5%
Total	22.5%	24.6%
Combined Ratio:
Small Commercial Business	90.2%	91.6%
Specialty Risk and Extended Warranty	86.9%	88.1%
Specialty Program	93.7%	93.4%
Personal Lines Reinsurance - run off	95.3%	97.9%
Total	89.9%	91.3%